UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2012

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02	Termination of a Material Definitive Agreement.

On February 22, 2010, Macatawa Bank Corporation's wholly-owned subsidiary, Macatawa Bank (the "Bank"), entered into a Consent Order with the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Office of Financial and Insurance Regulation ("OFIR"), the primary banking regulators of the Bank. The Bank agreed to the terms of the negotiated Consent Order without admitting or denying any charges of unsafe or unsound banking practices. The Consent Order imposed no fines or penalties on the Bank.

In response to the Consent Order and other factors, our Board of Directors implemented additional corporate governance practices and disciplined business and banking principles, including more conservative lending principles. The focus of our management team turned from growth to executing these disciplined business and banking procedures and policies designed to limit future losses, preserve capital and improve operational efficiencies. In addition, the Board of Directors added experienced members to provide further oversight and guidance. These and other efforts were reflected in our results of operations for 2011 and 2010 with lower levels of charge-offs and provision for loan losses, reductions in operating expenses and reduction in balance sheet totals resulting in improvement in our regulatory capital and liquidity ratios. We successfully completed our shareholder rights offering and public offering of common stock in June 2011 resulting in net proceeds of $20.3 million and contributed $10.0 million of the proceeds from the stock offering to the Bank retaining the remaining $10.3 million at the holding company. As of December 31, 2011, the Company's and the Bank's regulatory capital ratios were the highest they have been since December 31, 1999.

As a result of the improvement in our financial condition and results of operations, our implementation of additional corporate governance practices and disciplined business and banking principles, and our compliance with the Consent Order, upon completion of the Bank's 2011 joint examination by the FDIC and OFIR, the FDIC and OFIR terminated the Consent Order effective March 2, 2012.

As of December 31, 2011, the Bank was categorized as "adequately capitalized" as a result of being subject to the Consent Order. However, had the Consent Order been terminated as of December 31, 2011, the Bank would have been categorized as "well capitalized."

Item 7.01	Regulation FD Disclosure.

On March 5, 2012, Macatawa Bank Corporation issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. This report and the exhibit are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated March 5, 2012. This exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2012	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated March 5, 2012. This exhibit is furnished to, and not filed with, the Commission.